Exhibit 10.67

FORM OF

AFFYMETRIX, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

Name	Option Number:	XXXXXX
Address1	ID:	XXXXXX
City, State, Zip Code	Plan:	Amended & Restated 1996 Non-Employee Directors Stock Option Plan

This Non-Qualified Stock Option Agreement (the “Agreement”), is made and entered into between AFFYMETRIX, INC., a Delaware corporation (the “Company”) and _______________ (“Optionee”) residing at the above address.

THE PARTIES AGREE AS FOLLOWS:

                1. Grant of Option.  The Company hereby grants to the Optionee a Non-Qualified Stock Option (the “Option”) to purchase common stock of the Company as specified below, subject to (i) the Terms and Conditions of Grant attached as Exhibit A, and (ii) the Affymetrix, Inc. Amended & Restated 1996 Non-Employee Directors Stock Option Plan (the “Plan”) incorporated herein by reference.

                2. Definitions.  As used in this Agreement, including the Terms and Conditions of Grant, the following terms shall have the meanings set forth in this section 2.

2.1	Grant Date:	XXXXXX
2.2	Number of shares covered:	XXX
2.3	Option Termination Date:	XXXXXX
2.4	Exercise Price:	XXXXXX
2.5	Vesting Schedule:	As follows:

Shares	Vest Type	Full Vest
XXX	On Vest Date	XXXXXX

AFFYMETRIX, INC.	OPTIONEE

Company Representative	Name of Optionee

Date	Date

Exhibit A

AMENDED AND RESTATED 1996

NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN OF

AFFYMETRIX, INC. (THE “PLAN”)

TERMS AND CONDITIONS OF GRANT

Tax Treatment	This option is intended to be a nonstatutory option, as provided in the Stock Option Grant Agreement and the Plan.
Vesting	This option becomes vested, as shown in the vesting schedule set forth in the Stock Option Grant Agreement.
No additional shares become exercisable after your service as a director of the Company (or a subsidiary of the Company) has terminated for any reason.
Term	Each Option granted hereunder shall expire 10 years and two days after the date of the grant.
Regular Termination

If your service as a director of the Company or a subsidiary of the Company terminates for any reason except death or disability, then this option will expire at the close of business at Company headquarters on the date 3 months after your termination date. The Company determines when your service terminates for this purpose.

Death	If you die as a director of the Company or a subsidiary of the Company, then this option will expire at the close of business at Company headquarters on the date 18 months after the date of death.
Disability

If your service as a director of the Company or a subsidiary of the Company terminates because of your disability, then this option will expire at the close of business at Company headquarters on the date 18 months after your termination date.

For all purposes under this Agreement, “disability” is determined pursuant to the Plan.
Option Exercise	Each option granted pursuant to the Plan shall be exercisable in full six months after the date of grant and shall be subject to the Company’s right of repurchase as set forth herein and in the Plan.
Restrictions on Exercise	The Company will not permit you to exercise this option if the issuance of shares at that time would violate any law or regulation.
Corporate Transactions

In connection with an acquisition of the Company affected by a merger, consolidation, or any like occurrence in which the Company is involved, the Company’s right of repurchase as set forth in the Plan shall expire with respect to twice the number of Options otherwise determined pursuant to the Plan. The Administrator shall have the authority, in its sole discretion to determine the time prior to consummation of such acquisition when such increased expiration of the right to repurchase shall become effective.

Time of Option Exercise; Repurchase Right

The Company shall have a right of repurchase at the Option exercise price with respect to Shares purchased upon exercise of Options granted under the Plan. The Company’s repurchase right with respect to the shares purchased upon exercise of options covered under the Stock Option Grant Agreement shall expire with respect to 100% of the number of such shares on the first anniversary of the date of grant. The Company may exercise its repurchase right by written notice to the Director within 120 days after the date such Director Ceases to act as a Director of the Company.

Notice of Exercise

When you wish to exercise this option, you must notify the Company by filing the proper “Notice of Exercise” form at the address given on the form. Your notice must specify how many shares you wish to purchase. Your notice must also specify method of receipt of shares (physical certificate or transferred electronically to your broker). The notice will be effective when it is received along with the full payment of the exercise price and any applicable taxes by the Company.

If someone else wants to exercise this option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.
Form of Payment

When you submit your notice of exercise, you must include payment of the option exercise price for the shares you are purchasing along with any applicable withholding taxes. Payment may be made in one (or a combination of two or more) of the following forms as approved by the Administrator:

• Your personal check, a cashier’s check or a money order.

•       Delivery by the optionee of Common Stock already owned by the optionee for all or part of the option price, provided the Fair Market Value of such Common Stock is equal on the date of exercise to the Option price; provided, however, that if an Optionee has exercised any portion of any Option granted by the Company by delivery of Common Stock, the Optionee may not, within six months following such exercise, exercise any Option granted under this Plan by delivery of Common Stock.

•       Acceptance of the Optionee’s full recourse promissory note for all or part of the Option price payable on such terms and bearing such interest rate which may be either secured or unsecured as determined by the administrator.

• Any other consideration and method of payment to the extent permitted under the applicable laws & regulations.
Withholding Taxes and Stock Withholding

You will not be allowed to exercise this option unless you make arrangements acceptable to the Company to pay any withholding taxes that may be due as a result of the option exercise. These arrangements may include (subject to Administrator approval) withholding shares of Company stock that otherwise would be issued to you when you exercise this option or to tender to the Company other shares of Common Stock or other securities of the Company owned by the Optionee. The value of these shares, determined as of the effective date of the option exercise (the Tax Date), will be applied to the withholding taxes.

Restrictions on Resale

By signing this Agreement, you agree not to sell any option shares at a time when applicable laws, Company policies (including the Insider Trading Policy) or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as you are a director of the Company or a subsidiary of the Company.

Transfer of Option

Prior to your death, only you may exercise this option. No Option granted under this Plan shall be assignable or otherwise transferable by the Optionee, except by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Code.

Retention Rights	Your option or this Agreement does not give you the right to be retained by the Company or a subsidiary of the Company with respect to the continuation of the Optionee’s membership on the Board.

Stockholder Rights

You, or your estate or heirs, have no rights as a stockholder of the Company until you have exercised this option by giving the required notice to the Company and paying the exercise price. No adjustments are made for dividends or other rights if the applicable record date occurs before you exercise this option, except as described in the Plan.

Adjustments	In the event of a stock split, a stock dividend or a similar change in Company stock, the number of shares covered by this option and the exercise price per share may be adjusted pursuant to the Plan.
Final and Binding	All questions of interpretation, implementation and application of this Plan shall be determined by the Administrator. Such determination shall be final and binding on all persons.
Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware (without regard to their choice-of-law provisions).
The Plan and Other Agreements	The text of the Plan is incorporated in this Agreement by reference.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this option. Any prior agreements, commitments or negotiations concerning this option are superseded. This Agreement may be amended only by another written agreement, signed by both parties.

In the event that this document conflicts with the Plan, the Plan will control.

BY SIGNING THE COVER SHEET OF THIS AGREEMENT, YOU AGREE TO ALL OF THE TERMS AND
CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.